NEWS RELEASE

FOR IMMEDIATE RELEASE                      CONTACTS: Bob Lougee    508-870-6771
Monday, July 23, 2001                                Chet Lasell   508-870-6617




                      ARCH WITHDRAWS REGISTRATION STATEMENT
                         RELATED TO NOTE EXCHANGE OFFER

               COMPANY CITES LOWER THAN EXPECTED OPERATING RESULTS

Westborough, MA (July 23, 2001) - Arch Wireless, Inc. (OTCBB:ARCH), one of the leading wireless Internet messaging and mobile information providers in the United States, today announced the withdrawal of its previously announced proposal to restructure its outstanding debt and improve its liquidity through an exchange offer with the holders of senior notes issued by Arch and its subsidiary, Arch Wireless Communications, Inc., and the concurrent amendment to its bank debt.

Arch cited lower than expected operating results during the quarter ended June 30, 2001 as the reason for the withdrawal of the proposal. The company said unexpected customer losses and bad debt expense associated with Paging Network, Inc., which Arch acquired in November 2000, was the primary reason for the lower than expected operating results. Arch said it expects to report a decline of 936,000 one-way units for the second quarter that will negatively affect projected revenue and liquidity through the remainder of 2001. The company said it expects to report two-way net additions of 61,000 for the second quarter.

The company also said it expects to report net revenues of approximately $292 million and Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) of approximately $78 million for the second quarter ended June 30, 2001, compared to $316 million and $89.5 million, respectively, for the quarter ended March 31, 2001. Arch expects to report second quarter operating results on August 7th.
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"Given the lower than expected operating results and their impact on year-end liquidity, the proposed restructuring is not feasible," said C. Edward Baker, Jr., chairman and chief executive officer. "Accordingly," Baker added, "we have elected to withdraw the registration statement which describes our exchange offer and have discontinued the use of the financial projections contained in the registration statement and those disclosed in previous discussions with investors, including our conference call with financial analysts held on May 1, 2001."

Arch is updating its business plan and projections to take into account second quarter results. The company also will evaluate its restructuring options when this update is complete. As previously reported, Arch's financial results and lack of additional sources of liquidity indicate that it may not be able to continue as a going concern. Furthermore, as previously reported, Arch expects to be in default under its secured credit facility and under some series of its senior notes no later than August 1, 2001, due to nonpayment of approximately $8.3 million of interest on July 2, 2001, and the lenders under the secured credit facility have notified Arch that they believe that Arch is already in default for that reason. Arch's business and prospects remain subject to the risks outlined in the withdrawn registration statement, as well as in other reports filed with the Securities and Exchange Commission.

ABOUT ARCH WIRELESS

Arch Wireless, Inc., headquartered in Westborough, Mass., is a leading two-way wireless Internet messaging and mobile information company with operations throughout the United States. The company offers a full range of wireless services to both business and retail customers, including wireless e-mail, two-way wireless messaging and mobile data, and paging through five regional divisions. Arch's Business Solutions Group designs wireless enterprise solutions for companies nationwide, while the National Retail Group distributes Arch products and services through leading U.S. retailers. Arch provides wireless services to customers in all 50 states, the District of Columbia, Puerto Rico, Canada, Mexico and in the Caribbean. Additional information on Arch Wireless is available on the Internet at www.arch.com.
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Statement under the Private Securities Litigation Reform Act: Statements
contained herein which are not historical fact, such as statements regarding potential growth in demand for Arch's two-way messaging services, decreases in demand for one-way messaging services, and the ability of Arch to achieve a restructuring, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Arch's actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, risks and uncertainties associated with future capital needs, unforeseen delays or difficulties in launching Arch's additional two-way messaging products and services, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, declining demand for traditional paging products and services, government regulation, reliance upon third party providers for certain equipment and services, as well as other risks described from time to time in Arch's periodic reports and registration statements filed with the Securities and Exchange Commission. Although Arch believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Arch disclaims any intent or obligation to update any forward-looking statements.


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